Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated July 11, 2007, to this Registration Statement on Form SB-2 of Cinnabar Ventures, Inc. for the registration of shares of its common stock. We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.



/s/ LBB & Associates Ltd., LLP
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LBB & Associates Ltd., LLP
Houston, Texas
August 10, 2007